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                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("Agreement") is made on October __, 1999, between Rock Financial Corporation, a Michigan corporation ("Corporation"), and __________ ("[Director/Officer]").

                                    RECITALS

     A. [Director/Officer] is [a member of Corporation's Board of Directors] [an officer of Corporation], and Corporation desires [Director/Officer] to continue in such capacity. [Director/Officer] is willing to continue to serve [on Corporation's Board of Directors] [as an officer of Corporation] if [Director/Officer] receives the protections provided by this Agreement.

     B. Corporation's Bylaws obligate it to indemnify its current and former directors and officers.

     C. Corporation has furnished, at its expense, directors and officers liability insurance ("D&O Insurance") protecting its directors and officers in connection with their performance of services for the Corporation.

     D. The Corporation believes that (1) litigation against corporate directors and officers, regardless of whether meritorious, is expensive and time-consuming for the director, officer or both to defend; (2) there is a substantial risk of a large judgment or settlement in litigation in which a corporate director or officer was neither culpable nor profited personally to the detriment of the corporation; (3) it is increasingly difficult to attract and keep qualified directors and officers because of such potential liabilities; (4) it is important for both current and former directors and officers to have assurance that indemnification will be available if the current or former director or officer acts in accordance with reasonable business standards; and (5) because available D&O Insurance and the indemnification available from the Corporation are not adequate to fully protect Corporation's directors and officers against the problems discussed above, it is in the best interests of Corporation and its shareholders for Corporation to contractually obligate itself to indemnify its directors and officers and to set forth the details of the indemnification process.

     E. Based upon the conclusions stated in Recital D, to induce
[Director/Officer] to continue to serve [on Corporation's Board of Directors] [as an officer of Corporation] and in consideration of [Director/Officer]'s continued service as a director, officer or both, Corporation wishes to enter into this Agreement with [Director/Officer].

     Therefore, Corporation and [Director/Officer] agree as follows:

     1. AGREEMENT TO SERVE. [Director/Officer] will serve as [a member of the Board of Directors] [an officer] of Corporation as long as [Director/Officer] is duly elected and qualified to so serve or until [Director/Officer] resigns or is removed [from Corporation's Board of Directors] [as an officer of Corporation].

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  2. INDEMNIFICATION.

     (a) Corporation will indemnify [Director/Officer] to the fullest extent permitted under applicable law if [Director/Officer] was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative or investigative and whether formal or informal (including actions by or in the right of Corporation and any preliminary inquiry or claim by any person or authority), by reason of the fact that [Director/Officer] is or was a [Director/Officer], officer, employee or agent of Corporation or is or was serving at Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation (including a subsidiary), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done or not done by [Director/Officer] in any such capacity (collectively, "Covered Matters"). Such indemnification will cover all Expenses (as defined in paragraph 5(a)), liabilities, judgments (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid in settlement which are incurred or imposed upon [Director/Officer] in connection with a Covered Matter (collectively, "Indemnified Amounts").

     (b) [Director/Officer] will be indemnified for all Indemnified Amounts and Corporation will defend [Director/Officer] against claims (including threatened claims and investigations) in any way related to [Director/Officer]'s service as an officer, a director or both, including claims brought by or on behalf of Corporation or any subsidiary, except if it is finally determined by the court of last resort (or by a lower court if not timely appealed) that (1) the payment is prohibited by applicable law or (2) [Director/Officer] engaged in intentional misconduct for the primary purpose of significant personal financial benefit through actions adverse to a Corporation's and its shareholders' best interests. As used in this Agreement, (1) "intentional misconduct" will not include violations of disclosure or reporting requirements of federal securities laws or a breach of fiduciary duties (including duties of loyalty or care) if [Director/Officer] relied on advice of counsel to Corporation, or otherwise reasonably believed that there was no violation of such requirements or breach of fiduciary duty; and (2) "significant personal financial benefit" will not include compensation or employee benefits for past or prospective services to Corporation or Corporation's successor or in connection with an agreement not to compete or similar agreement, or any benefit received by directors, officers or shareholders of Corporation generally.

     (c) If [Director/Officer] is entitled under this Agreement to indemnification for less than all of the amounts incurred by [Director/Officer] in connection with a Covered Matter, Corporation will indemnify
[Director/Officer] for the indemnifiable amount.

  3. CLAIMS FOR INDEMNIFICATION. [Director/Officer] will give Corporation written notice of any claim for indemnification under this Agreement. Payment requests will include a schedule setting forth in reasonable detail the amount requested and will be accompanied (or, If necessary, followed) by copies of the relevant invoices or other documentation. Upon Corporation's request, [Director/Officer] will provide Corporation with a copy of the document or pleading, if any, notifying [Director/Officer] of the Covered Matter. To the extent practicable, Corporation will pay Indemnified Amounts directly without requiring [Director/Officer] to make any prior payment.



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  4. DETERMINATION OF RIGHT TO INDEMNIFICATION.

     (a) [Director/Officer] will be presumed to be entitled to indemnification under this Agreement and will receive such indemnification, subject to paragraph 4(b), irrespective of whether the Covered Matter involves allegations of intentional misconduct, alleged violations of Section 16(b) of the Securities Exchange Act of 1934, alleged violations of Section 10(b) of the Securities Exchange Act of 1934 (including Rule lOb-5 thereunder), breach of [Director/Officer]'s fiduciary duties (including duties of loyalty or care) or any other claim.

     (b) If, in the opinion of counsel to Corporation, applicable law permits indemnification in a Covered Matter only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because [Director/Officer] has met a standard of conduct established by applicable law, and upon an evaluation of Indemnified Amounts to be paid in connection with such Covered Matter, the following will apply:

          (1) Corporation will give [Director/Officer] notice that a determination and evaluation will be made under this paragraph 4(b); such notice will be given immediately after receipt of counsel's opinion that such a determination and evaluation is necessary and will include a copy of such opinion.

          (2) Such determination and evaluation will be made in good faith, as follows:

               (A) by a majority vote of a quorum of Corporation's Board of Directors consisting of directors who are not parties or threatened to be made parties to the Covered Matter in question ("Disinterested Directors") or, if such a quorum is not obtainable, by a majority vote of a committee of Disinterested Directors who are selected by the Board; or

               (B) by an attorney or firm of attorneys, having no previous relationship with Corporation or [Director/Officer], which is selected by Corporation and [Director/Officer]; or

               (C) by all independent directors of Corporation (as defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the Covered Matter.

          (3) [Director/Officer] will be entitled to a hearing before the entire Board of Directors of Corporation and any other person or persons making the determination and evaluation under clause (2) above. [Director/Officer] will be entitled to be represented by counsel at such hearing.

          (4) The cost of a determination and evaluation under this paragraph 4(b) (including attorneys' fees and other expenses incurred by [Director/Officer] in preparing for and attending the hearing contemplated by clause (3)

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     above and otherwise in connection with the determination and evaluation under this paragraph 4(b)) will be borne by Corporation.

          (5) The determination will be made as promptly as possible after final adjudication of the Covered Matter.

          (6) [Director/Officer] will be presumed to have met the required standard of conduct under this paragraph 4(b) unless it is clearly demonstrated to the determining body that [Director/Officer] has not met the required standard of conduct.

     5. ADVANCE OF EXPENSES.

        (a) Before final adjudication of a Covered Matter, upon [Director/Officer]'s request pursuant to paragraph 3 above, Corporation will promptly either advance Expenses directly or reimburse [Director/Officer] for all Expenses. As used in this Agreement, "Expenses" means all costs and expenses (including attorneys' fees, expert fees, other professional fees and court costs) incurred by [Director/Officer] in connection with a Covered Matter other than judgments, penalties, fines and settlement amounts.

        (b) If, in the opinion of counsel to Corporation, applicable law permits advancement of Expenses only as authorized in the specific case upon a determination that [Director/Officer] has met a standard of conduct established by applicable law, the determination will be made at Corporation's cost, in good faith and as promptly as possible after [Director/Officer]'s request, in accordance with clauses (1) through (4) and (6) of paragraph 4(b). Because of the difficulties inherent in making any such determination before final disposition of the Covered Matter, to the extent permitted by law such advance will be made if (1) the facts then known to those persons making the determination, without conducting a formal independent investigation, would not preclude advancement of Expenses under applicable law and (2) [Director/Officer] submits to Corporation a written affirmation of [Director/Officer]'s belief that [Director/Officer] has met the standard of conduct necessary for advancement of Expenses under the circumstances.

        (c) [Director/Officer] will repay any Expenses that are advanced under this paragraph 5 if it is ultimately determined, in a final, non-appealable judgment rendered by the court of last resort (or by a lower court if not timely appealed), that [Director/Officer] is not entitled to be indemnified against such Expenses. This undertaking by [Director/Officer] is an unlimited general undertaking but no security for such undertaking will be required.

     6. DEFENSE OF CLAIM.

        (a) Except as provided in paragraph 6(c) below, Corporation, jointly with any other indemnifying party, will be entitled to assume the defense of any Covered Matter as to which [Director/Officer] requests indemnification.

        (b) Counsel selected by Corporation to defend any Covered Matter will be subject to [Director/Officer]'s advance written approval, which will not be unreasonably withheld.


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        (c) [Director/Officer] may employ [Director/Officer]'s own counsel in a
Covered Matter and be fully reimbursed therefor if (1) Corporation approves, in writing, the employment of such counsel or (2) either (A) [Director/Officer] has reasonably concluded that there may be a conflict of interest between Corporation and [Director/Officer] or between (Director/Officer] and other parties represented by counsel employed by Corporation to represent [Director/Officer] in such action or (B) Corporation has not employed counsel reasonably satisfactory to [Director/Officer] to assume the defense of such Covered Matter promptly after [Director/Officer]'s request.

        (d) Neither Corporation nor [Director/Officer] will settle any Covered Matter without the other's written consent, which will not be unreasonably withheld.

     7. DISPUTES; ENFORCEMENT.

        (a) If there is a dispute relating to the validity or enforceability of this Agreement or a denial of indemnification, advance of Expenses or payment of any other amounts due under this Agreement or Corporation's Articles of Incorporation or Bylaws, Corporation will provide such indemnification, advance of Expenses or other payment until a final, non-appealable judgment that [Director/Officer] is not entitled to such indemnification, advance of Expenses or other payment has been rendered by the court of last resort (or by a lower court if not timely appealed). (Director/Officer] will repay such amounts if such final, non-appealable judgment so requires.

        (b) Corporation will reimburse all of [Director/Officer]'s reasonable expenses (including attorneys' fees) in pursuing an action to enforce [Director/Officer]'s rights under this Agreement unless a final, non-appealable judgment against [Director/Officer] has been rendered in such action by the court of last resort (or by a lower court if not timely appealed). At [Director/Officer]'s request, such expenses will be advanced by the Corporation to [Director/Officer] as incurred before final resolution of such action by the court of last resort; such expenses will be repaid by [Director/Officer] if a final, non-appealable judgment in the Corporation's favor is rendered in such action by the court of last resort (or by a lower court if not timely appealed).

     8. D&O INSURANCE.

        (a) Corporation represents that it currently has in full force and effect the D&O Insurance listed on the schedule which is attached to this Agreement.

        (b) Except as provided in paragraph 8(c), Corporation will purchase and maintain D&O Insurance with a policy limit of at least $10,000,000 without deductible or co-insurance in excess of the amounts set forth on the schedule which is attached to this Agreement, insuring [Director/Officer] against any liability arising out of [Director/Officer]'s status as a director or officer of Corporation, regardless of whether Corporation has the power to indemnify [Director/Officer] against such liability under applicable law.



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        (c) Corporation will not be required to purchase and maintain D&O
Insurance if the Board of Directors of Corporation determines, after diligent inquiry, that (1) such insurance is not available; or (2) the premiums for available insurance are disproportionate to the amount of coverage and to the premiums paid by other corporations similarly situated. The Board of Directors of Corporation will, at least twice annually, in good faith review its decision not to maintain D&O Insurance and will purchase such insurance at any time that the conditions of this paragraph 8(c) cease to apply.

        (d) The parties will cooperate to obtain advances of Expenses, indemnification payments and consents from D&O Insurance carriers in any Covered Matter to the full extent of applicable D&O Insurance. The existence of D&O Insurance coverage will not diminish or limit Corporation's obligation to make indemnification payments to [Director/Officer]. Amounts paid directly to [Director/Officer] with respect to a Covered Matter by Corporation's D&O Insurance carriers will be credited to the amounts payable by Corporation to [Director/Officer] under this Agreement.

    9. LIMITATIONS OF ACTIONS. No action will be brought by or on behalf of Corporation against [Director/Officer] or [Director/Officer]'s heirs or personal representatives relating to [Director/Officer]'s service as an officer, a director or both, after the expiration of one year from the date
[Director/Officer] ceases (for any reason or for no reason) to serve as a director or officer of Corporation, and any claim or cause of action of Corporation will be extinguished and deemed released unless asserted by the filing of a legal action before the expiration of such period.

    10. RIGHTS NOT EXCLUSIVE. The indemnification provided to
[Director/Officer] under this Agreement will be in addition to any indemnification provided to [Director/Officer] by any law, agreement, Board resolution, provision of the Articles of Incorporation or Bylaws of Corporation or otherwise.

    11. SUBROGATION. Upon payment of any Indemnified Amount under this Agreement, Corporation will be subrogated to the extent of such payment to all of [Director/Officer]'s rights of recovery therefor and [Director/Officer] will take all reasonable actions requested by Corporation (at no cost or penalty to [Director/Officer]) to secure Corporation's rights under this paragraph 11 including executing documents.

    12. CONTINUATION OF INDEMNITY. All of Corporation's obligations under this Agreement will continue as long as [Director/Officer] is subject to any actual or possible Covered Matter, notwithstanding [Director/Officer]'s termination of service as an officer, a director or both.

    13. AMENDMENTS. Neither Corporation's Articles of Incorporation nor its Bylaws will be changed to increase liability of officers or directors or to limit (Director/Officer]'s indemnification. Any repeal or modification of Corporation's Articles of Incorporation or Bylaws or any repeal or modification of the relevant provisions of any applicable law will not in any way diminish any of [Director/Officer]'s rights or Corporation's obligations under this Agreement. This Agreement cannot be amended except with the written consent of Corporation and [Director/Officer].



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    14. GOVERNING LAW. This Agreement will be governed by Michigan law.

    15. SUCCESSORS.

        (a) This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives and assigns.

        (b) Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Corporation to assume all of Corporation's obligations under this Agreement. Such assumption will not release Corporation from its obligations under this Agreement.

    16. SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

    17. NOTICES. All notices given under this Agreement will be in writing and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:

           If to [Director/Officer]:
                                        __________________________

                                        __________________________

                                        __________________________




           If to Corporation:           Rock Financial Corporation
                                        30600 Telegraph Road, 4th Floor
                                        Bingham Farms, MI 49025
                                        Attention: Secretary

or to such other address as any party furnishes to the others in writing.

    18. COUNTERPARTS. This Agreement may be signed in counterparts.

    19. SUBSIDIARIES. As used in this Agreement, the term "subsidiary" means any corporation in which Corporation owns a majority interest.

    In witness whereof, the parties have executed this Agreement on the date set forth in the introductory paragraph of this Agreement.

                                   ROCK FINANCIAL CORPORATION,
                                   a Michigan corporation


                                   By:       ________________________________

                                             Its:  __________________________


                                              _______________________________


                                             ________________________________


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